UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 13, 2018

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 650 HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 31, 2018, Gastar Exploration Inc. (“Gastar”) and its subsidiary (together with Gastar, the “Company”) commenced chapter 11 proceedings and filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

As previously reported by Gastar, on October 26, 2018, the Company entered into a restructuring support agreement (the “RSA”) with (i) AF V Energy I Holdings, L.P., an affiliate of Ares (the “Consenting Term Lender”), (ii) certain holders affiliated with Ares (the “Consenting Noteholders”) of the Company’s Convertible Notes due 2022 issued pursuant to the indenture dated March 3, 2017, by and among Gastar, as issuer, the guarantors specified therein and Wilmington Trust, National Association, as trustee and collateral agent and (iii) certain holders affiliated with Ares (together with the Consenting Term Lender and the Consenting Noteholders, the “Consenting Parties”) of Gastar’s outstanding common shares, to support a restructuring on the terms set forth in the term sheet annexed to the RSA.

The RSA contemplates a restructuring (the “Restructuring”) of the Company pursuant to the Plan consistent in all material respects with the restructuring term sheet attached to the RSA. On November 16, 2018, the Company entered into the First Amendment to the Restructuring Support Agreement by and among the Company and the Consenting Parties (the “First RSA Amendment”).  Pursuant to the First RSA Amendment, among other things, the Company is permitted to conduct a market check and to seek out potential purchasers of the Company or all or substantially all of its assets, in each case, in a transaction to be consummated in connection with the chapter 11 proceedings and subject to the terms of the First RSA Amendment.

A copy of the First RSA Amendment is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the First RSA Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the First RSA Amendment.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosures.

On November 16, 2018, Gastar distributed a transaction process letter (the “Process Letter”) to certain prospective bidders to invite proposals regarding a potential acquisition of the Company in its entirety or of all or substantially all of the Company’s assets.  In the Process Letter, Gastar strongly encourages interested parties to submit proposals that contemplate all-cash consideration in a transaction that would close on or before the expected effective date of the Plan.

A copy of the Process Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 16, 2018 Gastar issued a press release announcing the distribution of the Process Letter. A copy of the press release is furnished herewith as Exhibit 99.2.

 In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Process Letter and Press Release included in Exhibits 99.1 and 99.2, respectively, to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On November 13, 2018, the Bankruptcy Court approved a form of notice to all parties in interest in the chapter 11 proceedings (the “Commencement Notice”) announcing, among other things, that the hearing on confirmation of the Plan will take place on December 20, 2018 at 1:30 p.m., prevailing Central Time, and the deadline for filing objections to confirmation of the Plan is December 17, 2018 at 4:00 p.m., prevailing Central Time (the “Objection Deadline”).  The Commencement Notice contains general information regarding the chapter 11 cases, the Plan (including information regarding the treatment of claims and equity interests thereunder, and the release, exculpation, and injunction provisions contained therein) and the procedures for filing objections to the Company’s solicitation procedures, confirmation of the Plan and the adequacy of the disclosure statement related to the Plan. Unless an objection is timely served and filed in accordance with the Commencement Notice by the Objection Deadline, it may not be considered by the Bankruptcy Court.  A copy of the Commencement Notice is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits that are furnished or filed herewith:

Exhibit No.	Description of Document

10.1	First Amendment to Restructuring Support Agreement by and among the Company and the Consenting Parties, dated as of November 16, 2018.
99.1	Process Letter.
99.2	Press Release dated November 16, 2018.
99.3	Commencement Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer